UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2019

KALVISTA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

Delaware	001-36830	20-0915291
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Cambridge Parkway Suite 901E Cambridge, Massachusetts 02142
(Address of Principal Executive Offices) (Zip Code)

(857) 999-0075

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: Title of each classTrading Symbol(s)Name of each exchange on which registeredCommon Stock, $0.001 par valueKALVThe Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(b) and (d)

On June 26, 2019, upon the recommendation of the Nominating and Corporate Governance Committee of the board of directors (the “Board”) of KalVista Pharmaceuticals, Inc. (the “Company”), the Board approved the appointment of Martin Edwards, M.D., as Chairman of the Board, effective immediately, to serve until his successor is duly elected and qualified, or until his death, resignation or removal. Dr. Edwards will serve as a Class III Director whose term will expire at the Company’s 2021 Annual Meeting of Stockholders when the Class III Directors will next be elected by the Company’s stockholders. Dr. Edwards was appointed to the Compensation Committee and the Nominating and Corporate Governance Committee of the Board, effective upon his election to the Board, to serve until his successor is duly elected and qualified, or he ceases to be a member of such committee or by death, resignation or removal.

On June 27, 2019, Richard Aldrich advised the Board that he would resign as a Class II independent director and as a member of the Compensation Committee and the Nominating and Corporate Governance Committee of the Board, effective immediately. Mr. Aldrich’s resignation is not the result of any disagreement with the Company on any matter relating to its operations, policies or practices. Dr. Edwards replaces Mr. Aldrich as the Chairman of the Board.

There are no arrangements or understandings between Dr. Edwards and any other persons pursuant to which Dr. Edwards was named as a director. Dr. Edwards is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Dr. Edwards’ compensation shall be consistent with the Company’s policy for incoming non-employee directors and Board committee members, which provides for (i) an initial award upon such individual’s first appointment to the Board, consisting of options to purchase 14,000 shares of the Company’s common stock and (ii) $79,000 paid in cash on an annual basis.

In connection with his appointment to the Board, Dr. Edwards will execute the Company’s standard form of indemnification agreement for directors.

Item 5.02(e)

To ensure alignment with peer practices and offer competitive compensation programs, the Compensation Committee (the “Compensation Committee”) of the Board periodically reviews the Company’s executive and employee benefits. Consistent with data provided by Radford, an Aon Hewitt Company, the Compensation Committee’s independent compensation consultant, on June 26, 2019, the Compensation Committee approved certain amendments to the executive employment agreements (“Amended Agreements”) to be entered into with the Chief Financial Officer and Chief Business Officer, Chief Scientific Officer, and Senior Vice President, Medical.  These Amended Agreements replace and supersede the officers’ executive employment agreements. The Agreements are substantially identical to the current executive employment agreements except as follows:

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if the employment of Benjamin Palleiko, the Chief Financial Officer and Chief Business Officer, or Edward Feener, the Chief Scientific Officer, is terminated either by the Company without “cause” or by the executive for “good reason” (as such terms are defined in the Amended Agreements), the executive will be entitled to (1) a lump sum payment equal to 12 months (previously 9 months) of his base salary and (2) reimbursement for continuation coverage under COBRA for 12 months (previously 9 months).

•

if the employment of Andreas Maetzel, Special Vice President, Medical is terminated either by the Company without “cause” or by the executive for “good reason” (as such terms are defined in the Amended Agreements), the executive will be entitled to (1) a lump sum payment equal to 9 months (previously 6 months) of his base salary and (2) reimbursement for continuation coverage under COBRA for 9 months (previously 6 months).  If within two years immediately following the consummation of a “change in control” (as such term is defined in the employment agreement), Mr. Maetzel’s employment is terminated either by the Company without cause or by the executive for good reason, the executive will be entitled to (1) a lump sum cash payment equal to twelve months of his base salary, (2) a lump sum payment equal to 100% of his target bonus (previously not included), (3) reimbursement for continuation coverage under COBRA for twelve months and (4) full vesting and exercisability (to the extent applicable) of all outstanding unvested equity-based awards.

On June 26, 2019, the Compensation Committee of the Company approved an executive employment agreement to be entered into by Michael Smith, in connection with his promotion to Senior Vice President, Development (the “Smith Agreement”). The Smith Agreement provides for an annual base salary of $290,000 and an annual target bonus equal to 35% of the base salary.  Mr. Smith was also granted an option grant to purchase up to 20,000 shares of the Company’s common stock, in connection with his promotion on May 15, 2019.  Pursuant to the terms of the Smith Agreement, if Mr. Smith’s employment is terminated either by the Company without “cause” or by the executive for “good reason” (as such terms are defined in the employment agreement), Mr. Smith will be entitled to (1) a lump sum payment equal to nine months of his base salary and (2) reimbursement for continuation coverage under COBRA for nine months. If within two years immediately following the consummation of a “change in control” (as such term is defined in the employment agreement), Mr. Smith’s employment is terminated either by the Company without cause or by the executive for good reason, the executive will be entitled to (1) a lump sum cash payment equal to twelve months of his base salary, (2) a lump sum payment equal to 100% of his target bonus, (3) reimbursement for continuation coverage under COBRA for twelve months and (4) full vesting and exercisability (to the extent applicable) of all outstanding unvested equity-based awards

The Company’s obligation to provide any severance payments or other benefits under the Amended Agreements or the Smith Agreement is conditioned on the executive signing and not revoking a separation agreement and effective release of claims in the Company’s favor.

On June 26, 2019, KalVista Pharmaceuticals Limited, a subsidiary of the Company, entered into an amendment to the service agreement with Christopher Yea, Ph.D. (the “Yea Amendment”), one of the Company’s named executive officers, to, among other things, amend Dr. Yea’s compensation.

Pursuant to the terms of the Yea Amendment, Dr. Yea’s salary and payment of any incentive bonus amount, including the amount of Dr. Yea’s incentive bonus payable with respect to the Company’s 2019 fiscal year, will be paid in United States Dollars (such amounts were previously paid in British Pounds Sterling).  Dr. Yea will be solely responsible for any and all costs and fees, or any loss of value due to the then current exchange rate, or fluctuations thereof, related to any subsequent currency exchange he makes with respect to such payment of his salary and incentive bonus.

Further, Dr. Yea’s salary was increased to $420,000 per annum and Dr. Yea’s target bonus eligibility was amended to 40% of Dr. Yea’s salary.

In addition, the payment timing and service requirement applicable to payment of an incentive bonus payable to Dr. Yea has been updated to align with that applicable to the Company’s United States based executives.  Pursuant to the terms of the Yea Amendment, any such bonus payment shall be made in the same manner and at the same time that other senior-level executives receive their annual incentive compensation awards, but in no event later than 2 ½ months following the last day of the applicable Company fiscal year, and, except as otherwise provided under Dr. Yea’s service agreement, will be subject to his continued employment through the last day of the applicable Company fiscal year.

The Company will remit payment for income tax liability and National Insurance contributions in British Pounds Sterling, applying such exchange rate on the date of payment as it considers appropriate to calculate the amounts to be withheld from any payments otherwise due to Dr. Yea.

The foregoing summary description of the Amended Agreements, Smith Agreement and Yea Amendment is qualified in its entirety by reference to the full text of the Amended Agreements, Smith Agreement and Yea Amendment, copies of which will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KALVISTA PHARMACEUTICALS, INC.

Date: July 1, 2019	By:	/s/ Benjamin L. Palleiko
Benjamin L. Palleiko
Chief Financial Officer & Chief Business Officer

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